Exhibit 10.54

February 6, 2017

ADDENDUM NO. 3 TO THAT CERTAIN LEASE DATED APRIL 30, 2008 BETWEEN BALBOA & VICTORY PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, LESSOR, AND SYSOREX USA, A CALIFORNIA CORPORATION, LESSEE.

It is hereby agreed to between Lessor and Lessee that said lease ("Lease") pertaining to the premises known as Suite 247 (the "Premises") in the office building known as ENCINO OFFICE PARK II located at 6345 Balboa Blvd., Encino, California (the "Building") will be amended in the following manner only:

1.	Lessor and Lessee hereby acknowledge and reaffirm all their respective rights, duties and obligations under the Lease, including this Addendum and any previous addenda to, or other written and fully executed prior modifications of, the Lease. Should anything in this Addendum conflict with anything else in the Lease, the terms of this Addendum shall control. Upon each increase in the amount of the monthly Rent reserved hereunder, Lessee shall increase the security deposit in an amount equal to the increase in the monthly Rent. Except as otherwise indicated herein, all capitalized terms herein shall have the same meaning as in the Lease. Except as otherwise expressly provided in this Addendum, the Premises are leased in their "as is" condition, and all terms and conditions of the Lease shall remain in effect. Lessor agrees to supply reasonable amounts of the utility services referenced in Paragraph 9 of the Lease for the purposes provided therein from 8:00 A.M . to 6:00 P.M., Monday through Friday. Lessee agrees to use its best efforts to conserve energy (i.e. gas, water and electricity) at the Premises, including, without limitation, shutting off electronic devices and lights when Lessee is not present in the Premises.

2.	Effective as of the date hereof, the term of the Lease will be extended for forty-eight (48) additional months from August 1, 2017 through July 31, 2021 (the "2017 Extension Term").

3.	Commencing April 1, 2017 and continuing thereafter, Rent under the Lease will be decreased by $4,390.00 from $11,204.00 per month to $6,814.00 per month. In addition, Lessee shall remain liable for any other amounts due under the Lease.

4.	Effective April 1, 2017, for this 2017 Extension Term only, the following base monthly Rent schedule shall apply in lieu of an annual Cost of Living increase:

April 1, 2017 through July 31, 2018: $6,814.00 per month

August 1, 2018 through July 31, 2019: $6,984.00 per month

August 1, 2019 through July 31, 2020: $7,159.00 per month

August 1, 2020 through July 31, 2021: $7,338.00 per month

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Sysorex, USA

Addendum No. 3

February 6, 2017

5.	Lessor and Lessee agree that, pursuant to Paragraph No. 2 of Addendum No. 1 of the Lease, Lessee shall continue to occupy Suite 113 ("Suite 113") located in the building known as Encino Office Park I at 6345 Balboa Blvd., Encino, California. However, Lessor and Lessee shall each have the right to elect to terminate Lessee's occupancy of the Suite 113 only in a written notice of termination (the "Suite 113 Termination Notice"). Said termination shall be effective upon the date which is forty-five (45) days after Lessor or Lessee (as the case may be) receives the terminating party's Suite 113 Termination Notice by certified mail, return receipt requested. Upon the effectiveness of said termination, the additional rent (as that term is defined in Section 3.2 of the Lease) shall be reduced by $300 each month.

6.	On May 31, 2017, Lessee, at its sole cost and expense, shall vacate Suite 247 in the Building in broom clean condition and otherwise in accordance with the terms of the Lease pertaining to Lessee's vacation of the Premises.

7.	On June 1, 2017, Lessee will occupy Suite 140 in the Building pursuant to all of the terms and conditions of the Lease, including this Addendum. After June 1, 2017, all references to the "Premises" in the Lease shall mean and refer to Suite 140 of the Building.

8.	Effective on April 1, 2017, Lessee's base year for the purposes of calculating Operating Expenses shall be changed from 2013 to 2017. The reconciliation of Operating Expense pass-throughs for the first three months of 2017 will occur in 2018 in the following manner: the period from January 1, 2017 up to and including March 31, 2017 shall be reconciled based on the 2013 base year and the square footage of the Premises as of January 1, 2017. Under no circumstances shall Lessee incur any charges for Operating Expenses for the period of twelve (12) months, starting on April 1, 2017 up to and including March 31, 2018.

9.	Commencing April 1, 2017, Section 11.2 of the Lease is hereby changed accordingly to: (A) reduce the number of car parking provided upon payment of rent at no additional charge from ten (10) to zero (0); and (B) reduce Lessee's maximum amount of car parking allowed under the Lease from twenty-five (25) to ten (10).

10.	Lessor shall provide the following building standard tenant improvements in the Premises (Suite 140) as shown on Exhibit "A: 2017 Tenant Improvements" (the "Exhibit 'A"), attached hereto and made a part hereof, at no cost to Lessee during this 2017 Extension Term only:

10.1	Lessor shall provide building standard walls and doors as shown on Exhibit "A".

10.2	Lessor shall remove the existing wallcovering and repaint the Premises using building standard materials.

10.3	Lessor shall furnish and install building standard carpeting in the Premises except for those areas indicated on Exhibit 'A' wherein Lessor shall furnish and install vinyl composite tile (the "VCT") and luxury vinyl planks (the "LVP").

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Sysorex, USA

Addendum No. 3

February 6, 2017

10.4	Lessor shall furnish and install one (1) building standard sink with hot and cold running water and approximately ten (10) linear feet of building standard upper and lower cabinet (the "Sink and Cabinet") as indicated on Exhibit "A". Furthermore, Lessor shall furnish and install one (1) building-standard dishwasher (the "Dishwasher") in the Sink and Cabinet. Lessee shall be solely responsible for any and all costs for the maintenance of the Dishwasher.

10.5	Lessor shall provide building standard 110v duplex electrical outlets and telephone stub-outs in the Premises (all telephone wiring and installation by others).

10.6	Lessor shall provide building standard HVAC (Heating, Ventilation, Air Conditioning) in the Premises.

10.7	Lessor shall provide building standard suspended T-bar ceiling grid with building standard lay-in acoustical tile throughout the Premises.

10.8	Lessor shall provide building standard florescent lighting fixtures in the Premises.

10.9	Lessee shall execute a tenant improvement authorization on Lessor's form for any above-building standard or other tenant improvements not specified herein that may be requested by Lessee. Under no circumstances may Lessee request or demand a credit or offset in lieu of the aforementioned tenant improvements.

11.	Pursuant to Section 1938 of the California Civil Code, Lessor hereby represents that the Land, Building and the Premises have not been inspected by a Certified Access Specialist. This Lease hereby incorporates Section 1938 (e), which provides, in pertinent part, as follows:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

12.	FIRST CONDITION PRECEDENT. As a condition precedent to the effectiveness of this Addendum, a duplicate original of this Addendum executed by Lessee must be received by Lessor on or before Tuesday, February 14, 2017 by 12:00 P.M., Pacific Standard Time. Should Lessor not timely receive this executed Addendum, this Addendum shall be null and void and of no legal effect.

13.	SECOND CONDITION PRECEDENT. The effectiveness of this Addendum shall also be contingent upon Lessor's receipt of a written termination of that certain Lease dated January 21, 2014, by and between BALBOA AND VICTORY PARTNERSHIP as Lessor, and VESPER HEALTHCARE, INC., DBA VESPER HOSPICE, as Lessee (the "Vesper Termination") on or before Wednesday, February 15, 2017 by 12:00 P.M. Should Lessor not timely receive the Vesper Termination, this Addendum shall be null and void and of no legal effect.

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Sysorex, USA

Addendum No. 3

February 6, 2017

14.	RENTABLE SQUARE FOOTAGE. For reference purposes only, the approximate rentable square footage for Suite 140 is 3,169 square feet and is based upon BOMA office building Method A-2010 measurement standard. There shall be no adjustment to the Rent or anyprovisions of this Lease if a measurement of the Premises renders a rentable square footage that differs from that set forth in this Paragraph 14.

15.	This Addendum may be executed in duplicate counterparts, each of which shall be deemed an original and all of which shall together constitute one agreement. Preparation of this Addendum by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee. This Addendum shall become binding upon Lessor and Lessee only when fully executed by both parties.

Executed at Encino, California for reference purposes on the date first written above.

LESSOR:	LESSEE:
BALBOA & VICTORY PARTNERSHIP,	SYSOREX, USA
A California limited partnership	A California Corporation

By:	6345 Balboa, LLC, A California limited liability company, Its General Partner

By:	/s/ George E. Moss	By:	/s/ Kevin Harris,
	George E. Moss, Its Manager		Kevin Harris, Its Chief Financial Officer

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# EXHIBIT "A: 2017 TENANT IMPROVEMENTS"

N
C
B
A
A = LVP
B = Sink & Cabinet
C = VCT

NOT TO SCALE

Lessee further agrees to provide and pay for any other tenant improvements and services not mentioned in this Lease. For any other tenant improvements Lessor will be supplied with a set of plans for his written approval before any work commences. Work will be done only by sub-contractors approved by Lessor. Funds for completion of other tenant improvements will be deposited by Lessee with Lessor prior to commencement of work and Lessor will distribute payment upon receipt of material and labor lien releases acknowledging that work has been paid for and completed.

6345 BALBOA BLVD., STE. 140
ENCINO, CALIFORNIA

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